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                                                                   EXHIBIT 10.26

                                ROYALTY AGREEMENT

      This Royalty Agreement is entered into by and between Natural Health Trends Corp. ("the Company") and Steve Francisco and Dan Catto (individually "Distributor" and collectively "Distributors") effective the 1st day of March 2005 (the "Effective Date") in which the parties agree as follows:

1.0 RECITALS

1.1 The Company is an international direct selling organization and operates, among other ways, through its wholly owned subsidiary Lexxus International, Inc., which distributes certain cosmetic, quality of life, and other products through independent distributors worldwide,

1.2 Distributors are each independent distributors of the Company and have had and continue to have substantial knowledge and experience in distributing the Company's products throughout various international markets,

1.3 The parties desire to establish a monthly royalty payment schedule (the "Royalty Payments") to compensate Distributors for certain marketing and distribution efforts undertaken,

1.4 The Company entered into an oral agreement (the "Oral Agreement") with the Distributors on or about December 1, 2003 (the "Inception Date"). This Royalty Agreement is intended to clarify and memorialize the Oral Agreement from its Inception Date.

1.5 Therefore, for good and valuable consideration, including the promises made by each party and the acts taken in accordance therewith, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

2.0 DEFINITIONS

2.1 "KGC" as used herein shall refer to KGC Networks Pte. Ltd., a private company organized and incorporated in and under the laws of the Republic of Singapore of which the Company is a 51% owner and Bannks Foundation is a 49% owner of the issued and outstanding capital stock.

2.2 "The March 17, 2004 Agreement" as used herein shall refer to that certain agreement dated March 17, 2004 and effective as of November 17, 2003 by and between the Company and Bannks Foundation pertaining to the ownership, control, and management of KGC.

3.0 ROYALTY

3.1 Between the Inception and the Effective Dates, the Royalty Payments shall be as presented in Exhibit A. From the Effective Date on, the Company shall pay each Distributor 5% of KGC's monthly net sales but no more than $15,000.00 per month as royalties, until such obligation to pay royalties shall terminate or cease as provided in this Agreement.

3.2 The Royalty Payments to Distributors shall continue each month until the occurrence of any one or more of the following acts, events or conditions (hereinafter "Event(s) of Royalty Termination"):

      3.2.1 KGC shall commit a material breach of contract or otherwise default in its obligations to the Company under the March 17, 2004 Agreement,

      3.2.2 KGC shall become bankrupt (or seek protection from creditors), insolvent, defunct, or cease to operate as a going concern,

      3.2.3 KGC defaults in its payment obligations to the Company for more than 90 days,

      3.2.4 The Company's equity interest and ownership in KGC becomes less than 51% of the total equity of KGC,

      3.2.5 Distributor ceases to be an active independent distributor of the Company in good standing

3.3 Upon the occurrence of any Event of Royalty Termination described in sub-paragraphs 3.2.1 through 3.2.8 (whichever shall first occur), the obligation of the Company to pay royalties to Distributors shall forever terminate, and no further payment of any kind or nature shall be due or become due Distributors at any time or for any reason. The termination of royalty to a Distributor solely because such Distributor ceases to be an active distributor of the Company as described in sub-paragraph under 3.2.8 shall not affect the continued right of the other Distributor to receive his royalty payment so long as no other Event of Royalty Termination has occurred.

3.4 Distributors acknowledge and agree that the royalty payments herein provided constitute the full and final amounts to which Distributors are entitled or will become entitled as a result of this royalty agreement.

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4.0 GENERAL PROVISIONS

4.1 Each party shall bear their own expenses, including fees of attorneys, agents and accountants.

4.2 The failure or delay by any party in exercising any right, power, or privilege under this Release and Agreement will not operate as a waiver of such right, power, or privilege.

4.3 This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter, whether oral or written or partly oral and partly written, and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement signed by the parties.

4.4 Neither party may assign any of its rights under this Agreement without the prior consent of the other party. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this agreement and their beneficiaries.

4.5 This Agreement will be governed by the laws of the State of Texas as if it were to be wholly performed within such State.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of March 1, 2005.

THE COMPANY                                             DISTRIBUTORS
NATURAL HEALTH TRENDS CORP.
AND ALL SUBSIDIARIES AND AFFILIATES THEREOF

By: /s/ Mark Woodburn                             /s/ Steve Francisco
    ------------------------------                --------------------------
      Mark Woodburn, President                        Steve Francisco

                                                  /s/ Dan Catto
                                                  -------------------------
                                                      Dan Catto

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                                    EXHIBIT A

       ROYALTY PAYMENTS BETWEEN THE INCEPTION DATE AND THE EFFECTIVE DATE

                                  DAN CATTO

                                  November 2004: $15,000
                                  December 2004: $15,000
                                  January 2005: $15,000
                                  February 2005: $15,000

                                  STEVE FRANCISCO

                                  December 2003: $12,000
                                  January 2004: $22,356
                                  February 2004: $21,888
                                  March 2004: $115,176
                                  May 2004: $50,000
                                  July 2004: $50,000
                                  August 2004: $50,000
                                  November 2004: $15,000
                                  December 2004: $15,000
                                  January 2005: $15,000
                                  February 2005: $15,000

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